NEWS RELEASE for November 5, 2009

BIOLASE REPORTS THIRD QUARTER, NINE-MONTH RESULTS

Second Consecutive Profitable Quarter

IRVINE, CA (November 5, 2009) — BIOLASE Technology, Inc. (NASDAQ:BLTI), the world’s leading dental laser company, today reported operating results for the 2009 third quarter and nine months ended September 30, 2009.

Net revenue for the third quarter of 2009 was $12.1 million, compared to $15.3 million in the prior year quarterly period. The change in revenue was driven primarily by the inclusion of initial distributor orders for Waterlase® C100 laser systems in the prior year period, current economic conditions, and the amortization of historic licensing contracts. Non-laser sales benefited from a 98 percent increase in consumable sales and a 34 percent increase in global service revenues, driven by the Company’s initiatives to expand offerings in upgrades, accessories, and services to its existing customer base.

Gross margin as a percentage of net revenue for the 2009 third quarter was 48 percent, compared to 49 percent for the 2008 third quarter. Operating expenses in the 2009 third quarter were $4.9 million, compared to $11.3 million in the year-earlier quarterly period, which reflects a significant 57 percent decrease in Company expenditures.

GAAP net income for the 2009 third quarter was $0.9 million, or $0.04 per share, compared to a net loss of $4.5 million, or $0.19 loss per share, in the 2008 third quarter. Non-GAAP net income was $1.5 million or $0.06 per share on a non-GAAP basis for the 2009 third quarter.

Net revenue for the first nine months of 2009 was $33.0 million, compared to $53.0 million in the prior nine-month period. GAAP net loss for the first nine months of 2009 was $1.5 million, or $0.06 loss per share, compared to a net loss of $3.8 million, or $0.16 loss per share in the prior year period. Non-GAAP net income was $0.8 million or $0.03 income per share on a non-GAAP basis for the first nine months of 2009.

BIOLASE Chief Executive Officer David M. Mulder said, “During the first half of the year we restructured the Company, established new global relationships and adjusted our core domestic sales and marketing efforts — achieving lower spending and targeting better overall long-term results. Immediate results were evident in the 2009 second quarter in our sales and profitability results, as compared to the prior two consecutive quarters. Building upon that domestic core business groundwork, in the 2009 third quarter we applied ourselves to expanding our global consumable and service offerings, reigniting our international growth, and focusing on the long-term commercialization of the Company’s considerable intellectual property portfolio, both inside and outside of dentistry. We are very pleased that consumable sales have nearly doubled, that our overall international business has shown both consecutive and year-over-year growth, and that the first targeted commercialization of our intellectual property outside of core dental was achieved earlier this week, with the launch of the Diolase 10™.”

Mulder continued, “In October, we launched a multi-media mass marketing campaign that combined the best components of past consumer marketing campaigns with the best new research and expertise available in the dental industry from inside the Company and with our key partners. The resulting interest level from new doctors, as measured by lead generation, has just recently hit the highest levels recorded in recent years, and it is very exciting to witness.”

“The high number of dentists asking for a ‘first look’ at BIOLASE lasers is an indicator that greater levels of adoption rates in the dental industry are feasible. To date we have trained a base of over 10,000 dentists and we continue to work on accelerating that adoption. In the meantime, we have achieved another quarter of profitability as we consider both core and additional lines of business,” Mulder concluded.

Conference Call
As previously announced, the Company will host a conference call today at 11:00 a.m. Eastern Time to discuss its operating results for the third quarter and nine months ended September 30, 2009, and to answer questions. The dial-in number for the call is toll-free 1-877-941-2321 or toll/international 1-480-629-9714. The live webcast and archived replay of the call can be accessed in the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, develops, manufactures and markets Waterlase technology and lasers and related products that advance the practice of dentistry and medicine.  The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with reduced pain and faster recovery times.  BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications.  Other products under development address ophthalmology, pain management and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions.  Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the company’s on-going core operating performance.

Management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in its evaluation of the company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the company may be different from the non-GAAP financial measures used by other companies.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949- 474-4300.

- TABLES FOLLOW -

BIOLASE TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Products and services revenue	$11,796	$14,418	$31,802	$50,250
License fees and royalty revenue	289	868	1,194	2,740

Net revenue	12,085	15,286	32,996	52,990
Cost of revenue	6,252	7,755	17,297	25,770

Gross profit	5,833	7,531	15,699	27,220

Operating expenses:
Sales and marketing	2,231	5,615	8,046	16,272
General and administrative	1,699	3,165	6,003	9,640
Engineering and development.	999	1,313	3,201	4,045
Legal settlement and fees	—	1,232	—	1,232
Total operating expenses	4,929	11,325	17,250	31,189

Profit (loss) from operations	904	(3,794)	(1,551)	(3,969)

Gain (loss) on foreign currency transactions	(40)	(637)	166	204
Interest income	1	26	4	110
Interest expense	(7)	(35)	(49)	(95)

Non-operating income (loss), net	(46)	(646)	121	219

Income (loss) before income tax provision	858	(4,440)	(1,430)	(3,750)
Income tax provision (benefit)	(1)	50	57	92

Net income (loss)	$859	$(4,490)	$(1,487)	$(3,842)

Net income (loss) per share:
Basic	$0.04	$(0.19)	$(0.06)	$(0.16)

Diluted	$0.04	$(0.19)	$(0.06)	$(0.16)

Shares used in the calculation of net income (loss) per share:
Basic	24,281	24,244	24,257	24,155

Diluted	24,540	24,244	24,257	24,155

BIOLASE TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except per share data)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$3,879	$11,235
Accounts receivable, less allowance of $365 and $526 in 2009 and 2008,
respectively	3,275	3,758
Inventory, net	9,088	12,410
Prepaid expenses and other current assets	1,016	1,391
Total current assets	17,258	28,794
Property, plant and equipment, net	2,361	3,040
Intangible assets, net	505	613
Goodwill	2,926	2,926
Deferred tax asset	35	29
Other assets	169	306
Total assets	$23,254	$35,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$—	$5,404
Accounts payable	5,284	7,509
Accrued liabilities	5,057	8,255
Deferred revenue, current portion	1,144	2,603
Total current liabilities	11,485	23,771
Deferred tax liabilities	426	376
Deferred revenue, long-term	1,988	1,875
Other liabilities, long-term	216	296
Total liabilities	14,115	26,318
Stockholders’ equity:
Preferred stock, par value $0.001, 1,000 shares authorized, no shares	—	—
issued and outstanding
Common stock, par value $0.001, 50,000 shares authorized; 26,304 and 26,208 shares issued and 24,340 and 24,244 shares outstanding in 2009
and 2008, respectively	27	27
Additional paid-in capital	116,941	115,698
Accumulated other comprehensive loss	(194)	(187)
Accumulated deficit	(91,236)	(89,749)
	25,538	25,789
Treasury stock (cost of 1,964 shares repurchased)	(16,399)	(16,399)
Total stockholders’ equity	9,139	9,390
Total liabilities and stockholders’ equity	$23,254	$35,708

BIOLASE TECHNOLOGY, INC.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except per share data)

				Nine Months Ended
	Three Months Ended September 30,			September 30,
2009		2008		2009			2008
GAAP net income (loss)...................	$859		$(4,490)			$(1,487)	$(3,842)
Adjustments:
Interest Expense		7		35		49	95
Depreciation and Amortization Expense		350		480		1,126	1,440
Stock Based Compensation Expense		318		424		1,103	1,317
Non-GAAP net income (loss)...............		1,534		(3,551)		791	(990)
GAAP net income (loss) per share:
Basic and Diluted........................	$0.04		$(0.19)			$(0.06)	$(0.16)

Adjustments:
Interest Expense	$0.00		$0.00		$0.00		$0.00
Depreciation and Amortization Expense	$0.01		$0.02		$0.05		$0.06
Stock Based Compensation Expense	$0.01		$0.02		$0.04		$0.06
Non-GAAP net income (loss) per share:
Basic and Diluted........................	$0.06		$(0.15)			$0.03	$(0.04)

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